EXHIBIT 10.5

AMENDMENT NO. 6 TO AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 6 TO AMENDED AND RESTATED CREDIT AGREEMENT (“Amendment”) is entered into as of March 31, 2010 by and among SAVVIS Communications Corporation, a Missouri corporation (“Borrower”), SAVVIS, Inc., a Delaware corporation (“Holdings”), Wells Fargo Capital Finance, LLC, as a Lender and as Agent for all Lenders (“Agent”) and the other Lenders party to the Credit Agreement (as hereinafter defined).

W I T N E S S E T H:

WHEREAS, Borrower, Holdings, Agent and Lenders are parties to that certain Amended and Restated Credit Agreement, dated as of December 8, 2008 (as amended, modified and supplemented from time to time, the “Credit Agreement”; capitalized terms not otherwise defined herein have the definitions provided therefor in the Credit Agreement); and

WHEREAS, Agent, Lenders, Borrower and Holdings have agreed to amend the Credit Agreement as set forth herein;

NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Credit Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendment. Subject to the satisfaction of the conditions set forth in Section 3 below, and in reliance upon the representations and warranties of Borrower set forth in Section 2 below, the Credit Agreement is amended as follows:

(a) Section 6.1(k) of the Credit Agreement is hereby amended and restated in its entirely as follows:

(k) Indebtedness arising as a result of inter-company loans or inter-company receivables (other than the New Slough Intercompany Loans) made or extended in the ordinary course of business so long as (i) such loans or receivables, as applicable, are owing by wholly-owned Foreign Subsidiaries of Holdings to Holdings, Borrower or their respective Subsidiaries, (ii) the proceeds of such loans or receivables, as applicable, are used solely to pay operating expenses (incurred in the ordinary course of business and due within 90 days after the initial making or extension of such loans or receivables) of such Foreign Subsidiaries or to acquire fixed assets from Holdings or any of its Domestic Subsidiaries for use in the business of such Foreign Subsidiaries, (iii) during periods in which an Event of Default has occurred and is continuing or Average Availability (exclusive of cash and Cash Equivalents of Foreign Subsidiaries of Holdings) as of any day during the previous calendar month is less than $25,000,000, prior to making any such loan or extending any such receivable, as applicable, to any such Foreign Subsidiary for the purposes described in the foregoing clause (ii), all available funds (to the extent the available funds of all

Foreign Subsidiaries of Holdings exceeds $10,000,000 in the aggregate) of all Foreign Subsidiaries of Holdings that directly or indirectly own any Stock of such Foreign Subsidiary must be exhausted for such purpose, (iv) the aggregate net inter-company payable owing by the Foreign Subsidiaries of Holdings to Holdings and its Domestic Subsidiaries with respect to such loans and receivables shall at no time exceed $100,000,000 and (v) during periods in which an Event of Default has occurred and is continuing or Average Availability (exclusive of cash and Cash Equivalents of Foreign Subsidiaries of Holdings) as of any day during the previous calendar month is less than $15,000,000, such loans or receivables, as applicable, may not be made or extended for the purchase of fixed assets (it being understood that this clause (v) does not apply to any loans or receivables made or extended to pay operating expenses referred to in clause (ii) above) unless (x) the applicable Loan Party is subject to a binding commitment entered into prior to the beginning of such period with a Person that is not an Affiliate of any Loan Party to acquire such fixed assets and (y) the aggregate amount of intercompany loans and receivables made or extended during such period for the purpose of acquiring fixed assets shall not exceed $1,000,000; provided, however, that no such Indebtedness described in this clause (k) shall be evidenced by promissory notes unless Agent is notified on or prior to the execution of any such promissory notes and the sole originally executed counterparts of such notes are promptly pledged and delivered to Agent, for the benefit of Agent and Lenders, as security for the Obligations,

(b) Section 6.1 of the Credit Agreement is hereby amended by (i) deleting the reference to “and” at the end of clause (m) thereof, (ii) deleting the “.” at the end of clause (n) thereof and inserting “, and” in lieu thereof and (iii) inserting a new clause (o) therein to read as follows:

(o) Indebtedness arising as a result of the New Slough Intercompany Loans so long as (i) the proceeds of the New Slough Intercompany Loans are used solely to finance the New Slough Data Center Buildout, (ii) during periods in which an Event of Default has occurred and is continuing or Average Availability (exclusive of cash and Cash Equivalents of Foreign Subsidiaries of Holdings) as of any day during the previous calendar month is less than $25,000,000, prior to making any such New Slough Intercompany Loan, all available funds (to the extent the available funds of all Foreign Subsidiaries of Holdings exceeds $10,000,000 in the aggregate) of all Foreign Subsidiaries of Holdings that directly or indirectly own any Stock of UK Foreign Subsidiary must be exhausted for such purpose and (iii) during periods in which an Event of Default has occurred and is continuing or Average Availability (exclusive of cash and Cash Equivalents of Foreign Subsidiaries of Holdings) as of any day during the previous calendar month is less than $15,000,000, such New Slough Intercompany Loans may not be made or extended unless (x) UK Foreign Subsidiary is subject to a binding commitment entered into prior to the beginning of such period with a Person that is not an Affiliate of any Loan Party to finance a portion of the New Slough Data Center Buildout and (y) the aggregate amount of New Slough Intercompany Loans made or extended during such period to finance a portion of the New

Slough Data Center Buildout shall not exceed $1,000,000; provided, however, that no such Indebtedness described in this clause (o) shall be evidenced by promissory notes unless Agent is notified on or prior to the execution of any such promissory notes and the sole originally executed counterparts of such notes are promptly pledged and delivered to Agent, for the benefit of Agent and Lenders, as security for the Obligations.

(c) Schedule 1.1 to the Credit Agreement is hereby amended by inserting the following definitions therein in appropriate alphabetical order:

“New Slough Data Center Buildout” means capital expenditures incurred by UK Foreign Subsidiary in connection with the expansion of the Slough Data Center phase 2 build-out of required leasehold improvements.

“New Slough Intercompany Loans” means inter-company loans made by Borrower to UK Foreign Subsidiary from time to time during the period commencing on the Sixth Amendment Effective Date and ending on December 31, 2010 in the aggregate principal amount not to exceed $35,000,000, the proceeds of which to be used solely to finance the New Slough Data Center Buildout.

“Sixth Amendment Effective Date” means March             , 2010.

“Slough Data Center” means UK Foreign Subsidiary’s data center located at 630 Ajax Road, Slough.

2. Representations and Warranties. Borrower hereby represents and warrant to Agent and Lenders that:

(a) The execution, delivery and performance of this Amendment, the Consent and Reaffirmation attached hereto and all other documents, agreements and instruments executed and delivered in connection herewith have been duly authorized by all requisite corporate or limited liability company action on the part of each Loan Party, as applicable;

(b) No Default or Event of Default has occurred and is continuing; and

(c) The representations and warranties set forth in the Credit Agreement, and in the other Loan Documents, as amended to date, are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date hereof, with the same effect as though made on the date hereof (except to the extent such representations and warranties expressly refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date).

3. Conditions to Effectiveness. The effectiveness of this Amendment is subject to the following conditions precedent (unless specifically waived in writing by Agent), each to be in form and substance satisfactory to Agent:

(a) Agent shall have received a fully executed copy of each of this Amendment and the Consent and Reaffirmation attached hereto executed by each of SAVVIS, Inc., SAVVIS Communications International, Inc., and SAVVIS Federal Systems, Inc., together with such other documents, agreements and instruments as may be requested as required by Agent in connection with this Amendment;

(b) Agent shall have received for the benefit of Lenders an amendment fee in the amount of $50,000, which amendment fee shall be fully earned, due and payable on the date hereof and nonrefundable when paid;

(c) All proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be reasonably satisfactory to Agent and its legal counsel; and

(d) No Default or Event of Default shall have occurred and be continuing.

4. Miscellaneous.

(a) Expenses. Each of Borrower and Holdings, jointly and severally, agree to pay on demand all costs and expenses of Agent in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided herein shall survive any termination of the Credit Agreement as amended hereby.

(b) Governing Law. This Amendment shall be a contract made under and governed by the internal laws of the State of New York.

(c) Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment. Any party delivering an executed counterpart to this Amendment by telefacsimile or other electronic transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Amendment.

5. Release.

(a) In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, either known or suspected, both at law and in equity, which any Loan Party or any of their successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with any of the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.

(b) Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

SAVVIS COMMUNICATIONS CORPORATION, a Missouri corporation, as Borrower

By:	/s/ Gregory W. Freiberg
Title:	Chief Financial Officer

SAVVIS, INC., a Delaware corporation, as Holdings

By:	/s/ Gregory W. Freiberg
Title:	Chief Financial Officer

Signature Page to Amendment No. 6 to Amended and Restated Credit Agreement

WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as Agent and as a Lender

By:	/s/ Lendell Thompson
Title:	Managing Director

Signature Page to Amendment No. 6 to Amended and Restated Credit Agreement

CONSENT AND REAFFIRMATION

Each of the undersigned hereby (i) acknowledges receipt of a copy of the foregoing Amendment No. 6 to Amended and Restated Credit Agreement (the “Amendment”); (ii) consents to Borrower’s execution and delivery of the Amendment; (iii) agrees to be bound by the terms of the Amendment (including without limitation Section 5 of the Amendment); and (iv) reaffirms that the Loan Documents to which it is a party (and its obligations thereunder) shall continue to remain in full force and effect. Although each of the undersigned has been informed of the matters set forth herein and have acknowledged and agreed to same, each of the undersigned understands that Agent and Lenders have no obligation to inform any of the undersigned of such matters in the future or to seek any of the undersigned’s acknowledgment or agreement to future amendments, waivers or consents, and nothing herein shall create such a duty.

IN WITNESS WHEREOF, each of the undersigned has executed this Consent and Reaffirmation on and as of the date of the Amendment.

SAVVIS, INC., a Delaware corporation

By	/s/ Gregory W. Freiberg
Title	Chief Financial Officer

SAVVIS COMMUNICATIONS INTERNATIONAL, INC., a Delaware corporation

By	/s/ Gregory W. Freiberg
Title	Chief Financial Officer

SAVVIS FEDERAL SYSTEMS, INC., a Delaware corporation

By	/s/ Gregory W. Freiberg
Title	Chief Financial Officer

Consent and Reaffirmation to Amendment No. 6 to Amended and Restated Credit Agreement